Exhibit 5.1

DLA Piper LLP (US)

555 Mission Street, Suite 2400

San Francisco, CA 94105-2933

August 11, 2021

UpHealth, Inc.

14000 S. Military Trail, Suite 203

Delray Beach, FL 33484

Attn: Dr. Ramesh Balakrishnan

Re:    Registration Statement on Form S-8 of UpHealth, Inc.

Ladies and Gentlemen:

We have acted as counsel to UpHealth, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company with the United States Securities and Exchange Commission (the “Commission”) of 18,132,426 shares of the common stock, par value $0.0001 per share (the “Shares”), of the Company issuable in accordance with the GigCapital2 2021 Equity Incentive Plan (the “2021 Plan”) and the Cloudbreak Health, LLC 2015 Unit Incentive Plan (the “2015 Plan” and together with the 2021 Plan, the “Plans”)), pursuant to a Registration Statement on Form S-8 filed by the Company with the Commission on August 11, 2021 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below, including (i) the Second Amended and Restated Certificate of Incorporation of the Company, in the form filed as Exhibit 3.1 to the Registration Statement; (ii) the Amended and Restated Bylaws of the Company, in the form filed as Exhibit 3.2 to the Registration Statement; (iii) the Registration Statement; (iv) the Specimen Common Stock Certificate, in the form filed as Exhibit 4.1 to the Registration Statement; and (v) the Plans, in the forms filed as Exhibit 99.1 and Exhibit 99.2 to the Registration Statement. In such examination, we have assumed, without independent investigation, the following: (i) the genuineness of all signatures on all documents; (ii) that each individual executing any document, whether on behalf of such individual or an entity, is legally competent to do so; (iii) the due authority of the parties signing any document on behalf of a party (other than the Company); (iv) the authenticity and completeness of all documents submitted to us as originals; (v) the completeness and conformity to the originals of all documents submitted to us as certified or photostatic copies; (vi) that all public records reviewed or relied upon by us are true and complete; (vii) that all statements and information contained in any documents are true and complete; (viii) that there has been no oral or written modification or amendments to any documents by action or omission of the parties or otherwise. We have also assumed that the offer and sale of the Shares complies and will comply in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Plans. The Company has represented to us and we have also assumed that the Company has reserved from its duly authorized but unissued and otherwise unreserved capital stock a sufficient number of shares of Common Stock for issuance under the Plans. We have also assumed that the Company will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue the Shares in accordance with the Plans, the number of Shares which are then issuable and deliverable upon the settlement of awards under the Plans. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares are duly authorized and that, when issued and delivered in accordance with the terms of the respective Plans, and upon receipt by the Company of the requisite consideration therefor, the Shares will be validly issued, fully paid and non-assessable.

The opinion contained herein is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we express no opinion as to the laws of any other state or jurisdiction. The opinion expressed herein is limited to the matters set forth in this letter, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations promulgated thereunder, or Item 509 of Regulation S-K under the Securities Act.

Very truly yours,

/s/ DLA PIPER LLP (US)